FOR IMMEDIATE RELEASE
Contact: Kaitlin Buzzetto
(502) 394-1091
Kaitlin.Buzzetto@kyderby.com
CHURCHILL DOWNS INCORPORATED REPORTS
2023 THIRD QUARTER RESULTS
LOUISVILLE, Ky. (October 25, 2023) - Churchill Downs Incorporated (Nasdaq: CHDN) (the "Company", "CDI") today reported business results for the third quarter ended September 30, 2023.
Company Highlights
•Third quarter results:
–Record net revenue of $572.5 million, up 49% compared to the prior year quarter.
–Net income of $61.0 million, up 7% compared to the prior year quarter.
–Record Adjusted EBITDA of $218.2 million, up 34% compared to the prior year quarter.
•Delivered record third quarter revenue and Adjusted EBITDA across our Live and Historical Racing and Gaming segments and record third quarter Adjusted EBITDA in our TwinSpires segment:
–Live and Historical Racing revenue up 120% and Adjusted EBITDA up 134% compared to the prior year quarter.
▪Derby City Gaming delivered all-time record Adjusted EBITDA in third quarter and Oak Grove delivered record third quarter Adjusted EBITDA.
–TwinSpires revenue up 5% and Adjusted EBITDA up 9% compared to the prior year quarter.
–Gaming revenue up 32% and Adjusted EBITDA up 10% compared to the prior year quarter.
•We completed the acquisition of Exacta Systems, LLC ("Exacta") on August 22, 2023.
•We opened Rosie's Gaming Emporium in Emporia, Virginia on September 26, 2023. This represents our seventh Rosie's HRM entertainment venue in Virginia.
•We are finalizing design and construction plans for a new HRM entertainment facility on a 20-acre site with convenient access to Highway 60 in Eastern Daviess County near Owensboro, Kentucky with a target opening date in first quarter 2025 and a target total spend of $100 to $110 million.
•We opened six race and sports books at our Kentucky properties on September 7, 2023.
•Our joint venture, RVA Entertainment Holdings, LLC, launched a November 2023 referendum campaign to win approval to develop a casino in Richmond, Virginia.
•We launched a November 2023 referendum campaign to win approval to develop our eighth HRM entertainment venue in Manassas Park, Virginia.
•We ended the third quarter with net bank leverage of 4.1x and maintained our commitment to returning capital to shareholders through $37.3 million of share repurchases in the third quarter and by announcing our Board's approval of a $0.382 per share dividend to shareholders of record as of December 1, 2023 and payable on January 5, 2024. This represents the thirteenth consecutive year of increased dividend per share.

CONSOLIDATED RESULTS

	Third Quarter
(in millions, except per share data)	2023	2022

Net revenue	$572.5	$383.1
Net income	$61.0	$57.0
Diluted EPS (a)	$0.79	$0.74
Adjusted EBITDA(b)	$218.2	$163.2

(a) The number of shares have been adjusted for the 2023 stock split.
(b) This is a non-GAAP measure. See explanation of non-GAAP measures below.

SEGMENT RESULTS
The summaries below present revenue from external customers and intercompany revenue from each of our reportable segments. All comparisons discussed below are referencing the third quarter of 2023 as compared to the third quarter of 2022.
Live and Historical Racing

	Third Quarter
(in millions)	2023	2022

Revenue	$225.5	$102.4
Adjusted EBITDA	80.9	34.5
For the third quarter of 2023, revenue increased $123.1 million driven by an $89.0 million increase attributable to the Virginia properties acquired in the P2E Transaction, a $14.7 million increase attributable to the properties acquired in the Ellis Park and Chasers Transactions, an $8.8 million increase primarily due to the opening of Turfway Park in Northern Kentucky in September 2022, a $7.4 million increase from our Derby City Gaming property in Louisville, and a $4.3 million increase from our Oak Grove property in Southwestern Kentucky. These increases were partially offset by a $1.1 million decrease at Churchill Downs Racetrack due to the decision to move July race days as part of the Churchill Downs Racetrack Spring Meet to Ellis Park.
Adjusted EBITDA increased $46.4 million driven by a $38.3 million increase attributable to the Virginia properties acquired in the P2E Transaction and a portion of the benefit from the Exacta Transaction, a $7.3 million increase from continued growth at our Derby City Gaming property in Louisville and our Oak Grove property in Southwestern Kentucky, and a $2.9 million increase attributable to our other Live and Historical Racing properties. These increases were partially offset by a $2.1 million decrease at Churchill Downs Racetrack primarily due to the decision to move July race days as part of the Churchill Downs Racetrack Spring Meet to Ellis Park.
TwinSpires

	Third Quarter
(in millions)	2023	2022

Revenue	$112.4	$107.4
Adjusted EBITDA	33.9	31.1

For the third quarter of 2023, revenue increased $5.0 million driven by a $5.5 million increase attributable to the Exacta Transaction and a $0.9 million increase in all other Horse Racing revenue primarily from the B2B expansion strategy associated with United Tote totalisator fees. These increases were partially offset by a $1.4 million reduction in Sports and Casino revenue.
Adjusted EBITDA increased $2.8 million driven by a $3.1 million increase attributable to the Exacta Transaction, partially offset by a $0.3 million net decrease in Horse Racing and Sports and Casino.
Gaming

	Third Quarter
(in millions)	2023	2022

Revenue	$244.9	$185.9
Adjusted EBITDA	122.3	111.6
For the third quarter of 2023, revenue increased $59.0 million driven by a $70.2 million increase attributable to the New York and Iowa properties acquired in the P2E Transaction, partially offset by an $8.7 million decrease in Pennsylvania primarily due to our decision not to renew the management agreement at Lady Luck, and a $2.5 million net decrease from our other gaming properties.
Adjusted EBITDA increased $10.7 million driven by a $25.0 million increase attributable to the New York and Iowa properties acquired in the P2E Transaction, partially offset by a $6.5 million decrease from our equity investments, a $4.9 million decrease from our other wholly-owned gaming properties, and a $2.9 million decrease attributable to proceeds for business interruption insurance claims related to Hurricane Ida. We received $4.1 million of business interruption insurance proceeds in the third quarter of 2022, compared to $1.2 million during the third quarter of 2023.
All Other

	Third Quarter
(in millions)	2023	2022

Revenue	$0.2	$1.2
Adjusted EBITDA	(18.9)	(14.0)
For the third quarter of 2023, Adjusted EBITDA decreased $4.9 million primarily driven by increased corporate compensation and benefits related expenses and legal and professional fees.

ACQUISITION UPDATE
Exacta Systems, LLC
On August 22, 2023, the Company completed its previously announced acquisition of Exacta.

CAPITAL MANAGEMENT
Share Repurchase Program
The Company repurchased $37.3 million of its common stock in the third quarter of 2023 and had approximately $232.9 million of repurchase authority remaining under the Company's share repurchase program as of September 30, 2023, based on trade date.

Annual Dividend
On October 24, 2023, the Company's Board of Directors approved an annual cash dividend on the Company's common stock of $0.382 per outstanding share, a seven percent increase over the prior year on a split adjusted basis. The dividend is payable on January 5, 2024, to shareholders of record as of the close of business on December 1, 2023, with the aggregate cash dividend paid to each shareholder rounded to the nearest whole cent. This marks the thirteenth consecutive year that the Company has increased the dividend per share.

NET INCOME
The Company's third quarter of 2023 net income was $61.0 million compared to $57.0 million in the prior year quarter.
The following impacted the comparability of the Company's third quarter net income:
•$0.9 million after-tax net increase in other nonrecurring expenses.
Excluding the items above, third quarter 2023 net income increased $4.9 million primarily due to the following:
•$34.5 million after-tax increase primarily driven by the addition of the properties acquired as part of the P2E Transaction in the results of our operations;
•Partially offset by a $22.7 million after-tax increase in interest expense associated with higher outstanding debt balances and higher interest rates, and a $6.9 million after-tax decrease in the equity income from our unconsolidated affiliates.
Conference Call
A conference call regarding this news release is scheduled for Thursday, October 26, 2023 at 9 a.m. ET. Investors and other interested parties may listen to the teleconference by accessing the online, real-time webcast and broadcast of the call at http://ir.churchilldownsincorporated.com/events.cfm, or by registering in advance via teleconference here. Once registration is completed, participants will be provided with a dial-in number containing a personalized conference code to access the call. All participants are encouraged to dial-in 15 minutes prior to the start time. An online replay will be available by noon ET on Thursday, October 26, 2023. A copy of the Company’s news release announcing quarterly results and relevant financial and statistical information about the period will be accessible at http://www.churchilldownsincorporated.com.
Use of Non-GAAP Measures
In addition to the results provided in accordance with GAAP, the Company also uses non-GAAP measures, including adjusted net income, adjusted diluted EPS, EBITDA (earnings before interest, taxes, depreciation and amortization), and Adjusted EBITDA.
The Company uses non-GAAP measures as a key performance measure of the results of operations for purposes of evaluating performance internally. These measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of the Company by excluding certain items that may not be indicative of the Company's core business or operating results. The Company believes the use of these measures enables management and investors to evaluate and compare, from period to period, the Company’s operating performance in a meaningful and consistent manner. The non-GAAP measures are a supplemental measure of our performance that is not required by, or presented in accordance with, GAAP, and should not be considered as an alternative to, or more meaningful than, net income or diluted EPS (as determined in accordance with GAAP) as a measure of our operating results.
We use Adjusted EBITDA to evaluate segment performance, develop strategy, and allocate resources. We utilize the Adjusted EBITDA metric to provide a more accurate measure of our core operating results and enable management and investors to evaluate and compare from period to period our operating performance in a meaningful and consistent manner. Adjusted EBITDA should not be considered as an alternative to operating income as an indicator of performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as an alternative to any other measure provided in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.
Adjusted net income and adjusted diluted EPS exclude discontinued operations net income or loss; net income or loss attributable to noncontrolling interest; changes in fair value for interest rate swaps related to Rivers Des Plaines; Rivers Des Plaines' legal reserves and transaction costs; transaction expense, which includes acquisition and disposition related charges, as well as legal, accounting, and other deal-related expense; pre-opening expense; and certain other gains, charges, recoveries, and expenses.
Adjusted EBITDA includes our portion of EBITDA from our equity investments.
Adjusted EBITDA excludes:
•Transaction expense, net which includes:
–Acquisition, disposition, and property sale related charges;
–Direct online Sports and Casino business exit costs; and
–Other transaction expense, including legal, accounting, and other deal-related expense;
•Stock-based compensation expense;
•Rivers Des Plaines' impact on our investments in unconsolidated affiliates from:
–The impact of changes in fair value of interest rate swaps; and
–Legal reserves and transaction costs;
•Asset impairments;
•Gain on property and asset sales;
•Legal reserves;
•Pre-opening expense; and
•Other charges, recoveries, and expenses.
On June 26, 2023, the Company's management agreement for Lady Luck Casino Nemacolin expired and was not renewed. The Company completed the sale of substantially all of its assets at Lady Luck Casino Nemacolin for an immaterial amount.
As of December 31, 2021, Arlington ceased racing and simulcast operations and the property was sold on February 15, 2023 to the Chicago Bears. Arlington's results and exit costs in 2022 and 2023 are treated as an adjustment to EBITDA.
For segment reporting, Adjusted EBITDA includes intercompany revenue and expense totals that are eliminated in the Consolidated Statements of Comprehensive Income. See the Reconciliation of Comprehensive Income to Adjusted EBITDA included herewith for additional information.

About Churchill Downs Incorporated
Churchill Downs Incorporated (NASDAQ: CHDN) has been creating extraordinary entertainment experiences for nearly 150 years, beginning with the Company’s most iconic and enduring asset, the Kentucky Derby. Headquartered in Louisville, Kentucky, CDI has expanded through the development of live and historical racing entertainment venues, the growth of the TwinSpires horse racing online wagering business, and the operation and development of regional casino gaming properties. More information is available at http://www.churchilldownsincorporated.com.
This news release contains various "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), which provides certain "safe harbor" provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and / or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date that the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” "believe," "could," "estimate," "expect," "intend," "may," "might," "plan," "predict," "project," "seek," "should," "will," and similar words, although some forward-looking statements are expressed differently.
Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors, that could cause actual results to differ materially from expectations include the following: the occurrence of extraordinary events, such as terrorist attacks, public health threats, civil unrest, and inclement weather, including as a result of climate change; the effect of economic conditions on our consumers' confidence and discretionary spending or our access to credit, including the impact of inflation; additional or increased taxes and fees; the impact of the novel coronavirus (COVID-19) pandemic, including the emergence of variant strains, and related economic matters on our results of operations, financial conditions and prospects; lack of confidence in the integrity of our core businesses or any deterioration in our reputation; loss of key or highly skilled personnel, as well as general disruptions in the general labor market; cyber security risk, including breaches, or loss or misuse of our stored information as a result of a breach, including customers’ personal information, could lead to government enforcement actions or other litigation; the impact of significant competition, and the expectation the competition levels will increase; changes in consumer preferences, attendance, wagering, and sponsorships; risks associated with equity investments, strategic alliances and other third-party agreements; inability to respond to rapid technological changes in a timely manner; concentration and evolution of slot machine and historical racing machine (HRM) manufacturing and other technology conditions that could impose additional costs; failure to enter into or maintain agreements with industry constituents, including horsemen and other racetracks; inability to successfully focus on market access and retail operations for our TwinSpires Sports and Casino business and effectively compete; reliance on our technology services and catastrophic events and system failures disrupting our operations; inability to identify, complete, or fully realize the benefits of, our proposed acquisitions, divestitures, development of new venues or the expansion of existing facilities on time, on budget, or as planned; difficulty in integrating recent or future acquisitions into our operations; cost overruns and other uncertainties associated with the development of new venues and the expansion of existing facilities; general risks related to real estate ownership and significant expenditures, including risks related to environmental liabilities; personal injury litigation related to injuries occurring at our racetracks; compliance with the Foreign Corrupt Practices Act or applicable money-laundering regulations; payment-related risks, such as risk associated with fraudulent credit card and debit card use; work stoppages and labor issues; risks related to pending or future legal proceedings and other actions; highly regulated operations and changes in the regulatory environment could adversely affect our business; restrictions in our debt facilities limiting our flexibility to operate our business; failure to comply with the financial ratios and other covenants in our debt facilities and other indebtedness; increase to interest rates (due to inflation or otherwise), disruptions in the credit markets or changes to our credit ratings may adversely affect our business; increase in our insurance costs, or inability to obtain similar insurance coverage in the future, and inability to recover under our insurance policies for damages sustained at our properties in the event of inclement weather and casualty events; and other factors described in our most recent Annual Report on Form 10-K and in other filings we make with the Securities and Exchange Commission.
We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions, except per common share data)	2023	2022	2023	2022
Net revenue:
Live and Historical Racing	$219.5	$92.3	$818.9	$439.2
TwinSpires	108.5	106.2	340.7	343.3
Gaming	244.3	183.4	740.2	545.0
All Other	0.2	1.2	0.7	2.2
Total net revenue	572.5	383.1	1,900.5	1,329.7
Operating expense:
Live and Historical Racing	158.2	80.1	505.7	269.2
TwinSpires	73.4	64.5	219.8	229.6
Gaming	175.6	133.0	528.3	387.0
All Other	1.3	2.9	12.0	8.8
Selling, general and administrative expense	50.2	38.4	150.6	112.7
Asset impairments	—	—	24.5	4.9
Transaction expense, net	1.5	1.2	1.8	7.4
Total operating expense	460.2	320.1	1,442.7	1,019.6
Operating income	112.3	63.0	457.8	310.1
Other (expense) income:
Interest expense, net	(67.9)	(36.2)	(197.8)	(92.6)
Equity in income of unconsolidated affiliates	33.3	42.4	110.4	115.4
Gain on sale of assets	—	—	114.0	274.6
Miscellaneous, net	4.1	4.2	5.5	4.4
Total other (expense) income	(30.5)	10.4	32.1	301.8
Income from operations before provision for income taxes	81.8	73.4	489.9	611.9
Income tax provision	(20.8)	(16.4)	(130.2)	(173.5)
Net income	$61.0	$57.0	$359.7	$438.4

Net income per common share data:
Basic net income	$0.81	$0.75	$4.78	$5.76
Diluted net income	$0.79	$0.74	$4.69	$5.68
Weighted average shares outstanding(a):
Basic	75.2	75.6	75.3	76.1
Diluted	77.1	76.7	76.7	77.2

(a) The number of shares have been adjusted for the 2023 stock split.

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$129.9	$129.8
Restricted cash	63.3	74.9
Accounts receivable, net	102.2	81.5
Income taxes receivable	5.9	14.0
Other current assets	69.3	44.3
Total current assets	370.6	344.5
Property and equipment, net	2,383.6	1,978.3
Investment in and advances to unconsolidated affiliates	660.1	659.4
Goodwill	899.9	723.8
Other intangible assets, net	2,417.3	2,391.8
Other assets	19.0	27.0
Long-term assets held for sale	—	82.0
Total assets	$6,750.5	$6,206.8
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$169.0	$145.5
Accrued expenses and other current liabilities	401.4	363.1
Current deferred revenue	30.5	39.0
Current maturities of long-term debt	68.0	47.0
Dividends payable	1.0	27.0
Total current liabilities	669.9	621.6
Long-term debt, net of current maturities and loan origination fees	1,585.0	2,081.6
Notes payable, net of debt issuance costs	3,069.8	2,477.1
Non-current deferred revenue	9.5	11.8
Deferred income taxes	386.1	340.8
Other liabilities	141.5	122.4
Total liabilities	5,861.8	5,655.3
Commitments and contingencies
Shareholders' equity:
Preferred stock	—	—
Common stock	—	—
Retained earnings	889.6	552.4
Accumulated other comprehensive loss	(0.9)	(0.9)
Total shareholders' equity	888.7	551.5
Total liabilities and shareholders' equity	$6,750.5	$6,206.8

CHURCHILL DOWNS INCORPORATED
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Nine Months Ended September 30,
(in millions)	2023	2022
Cash flows from operating activities:
Net income	$359.7	$438.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	121.8	78.7
Distributions from unconsolidated affiliates	126.6	117.9
Equity in income of unconsolidated affiliates	(110.4)	(115.4)
Stock-based compensation	24.8	23.5
Deferred income taxes	45.3	26.7
Asset impairments	24.5	4.9
Amortization of operating lease assets	4.8	3.9
Gain on sale of assets	(114.0)	(274.6)
Other	6.5	5.8
Changes in operating assets and liabilities:
Income taxes	6.0	127.3
Deferred revenue	(10.8)	(34.6)
Other assets and liabilities	14.0	22.0
Net cash provided by operating activities	498.8	424.5
Cash flows from investing activities:
Capital maintenance expenditures	(52.4)	(37.1)
Capital project expenditures	(445.7)	(226.6)
Acquisition of businesses, net of cash acquired	(241.3)	(81.7)
Acquisition of gaming rights, net of cash acquired	—	(33.3)
Proceeds from sale of assets	195.7	279.0
Other	(5.8)	(7.3)
Net cash used in investing activities	(549.5)	(107.0)
Cash flows from financing activities:
Proceeds from borrowings under long-term debt obligations	1,420.8	1,220.0
Repayments of borrowings under long-term debt obligations	(1,297.1)	(5.3)
Payment of dividends	(26.8)	(25.7)
Repurchase of common stock	(35.8)	(143.5)
Taxes paid related to net share settlement of stock awards	(13.2)	(13.2)
Debt issuance costs	(12.3)	(12.8)
Change in bank overdraft	1.4	(1.8)
Other	1.7	2.4
Net cash provided by financing activities	38.7	1,020.1
Cash flows from discontinued operations:
Operating activities of discontinued operations	0.5	—
Net (decrease) increase in cash, cash equivalents and restricted cash	(11.5)	1,337.6
Cash, cash equivalents and restricted cash, beginning of period	204.7	355.6
Cash, cash equivalents and restricted cash, end of period	$193.2	$1,693.2

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
GAAP net income	$61.0	$57.0	$359.7	$438.4

Adjustments, continuing operations:
Changes in fair value of interest rate swaps related to Rivers Des Plaines	—	—	—	(12.6)
Legal reserves and transaction costs related to Rivers Des Plaines	—	0.1	—	0.6
Other charges	0.9	—	—	1.0
Transaction, pre-opening, and other expense	7.3	6.8	30.2	22.0
Legal reserves	—	—	—	3.2
Asset impairments	—	—	24.5	4.9
Gain on Dispositions	—	—	(114.0)	(274.6)
Income tax impact on net income adjustments (a)	(2.2)	(1.8)	13.6	75.9
Total adjustments	6.0	5.1	(45.7)	(179.6)
Adjusted net income attributable to Churchill Downs Incorporated	$67.0	$62.1	$314.0	$258.8

Adjusted diluted EPS (b)	$0.87	$0.81	$4.09	$3.35

Weighted average shares outstanding - Diluted (b)	77.1	76.7	76.7	77.2

(a)The income tax impact for each adjustment is derived by applying the effective tax rate, including current and deferred income tax expense, based upon the jurisdiction and the nature of the adjustment.
(b)The number of shares have been adjusted for the 2023 stock split.

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Total Handle
TwinSpires Horse Racing(a)	$507.2	$522.1	$1,554.1	$1,527.6
(a) Total handle generated by Velocity is not included in total handle from TwinSpires Horse Racing.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net revenue from external customers:
Live and Historical Racing:
Churchill Downs Racetrack	$10.6	$6.4	$191.3	$182.6
Louisville	48.9	41.5	138.2	128.5
Northern Kentucky	19.5	10.0	63.1	29.2
Southwestern Kentucky	37.6	33.3	111.7	97.8
Western Kentucky	11.6	0.2	25.8	0.2
Virginia	88.1	—	280.4	—
New Hampshire	3.2	0.9	8.4	0.9
Total Live and Historical Racing	$219.5	$92.3	$818.9	$439.2

TwinSpires:	$108.5	$106.2	$340.7	$343.3

Gaming:
Florida	$24.4	$26.3	$76.5	$81.2
Iowa	24.0	—	72.5	—
Louisiana	32.2	28.5	110.1	107.2
Maine	30.9	31.6	88.1	87.8
Maryland	32.0	33.3	82.9	82.0
Mississippi	24.2	24.5	77.5	78.0
New York	46.2	—	135.3	—
Pennsylvania	30.4	39.2	97.3	108.8
Total Gaming	$244.3	$183.4	$740.2	$545.0
All Other	0.2	1.2	0.7	2.2
Net revenue from external customers	$572.5	$383.1	$1,900.5	$1,329.7

Intercompany net revenues:
Live and Historical Racing	$6.0	$10.1	$30.4	$26.3
TwinSpires	3.9	1.2	7.1	4.0
Gaming	0.6	2.5	4.2	4.6
All Other	—	—	—	—
Eliminations	(10.5)	(13.8)	(41.7)	(34.9)
Intercompany net revenue	$—	$—	$—	$—

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$16.0	$86.3	$5.1	$107.4	$—	$107.4
Historical racing(a)	179.9	—	7.5	187.4	—	187.4
Racing event-related services	3.3	—	1.4	4.7	—	4.7
Gaming(a)	3.1	5.3	203.0	211.4	—	211.4
Other(a)	17.2	16.9	27.3	61.4	0.2	61.6
Total	$219.5	$108.5	$244.3	$572.3	$0.2	$572.5

	Three Months Ended September 30, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$1.8	$91.0	$3.6	$96.4	$—	$96.4
Historical racing(a)	78.7	—	3.5	82.2	—	82.2
Racing event-related services	3.0	—	0.1	3.1	—	3.1
Gaming(a)	0.9	5.3	160.6	166.8	—	166.8
Other(a)	7.9	9.9	15.6	33.4	1.2	34.6
Total	$92.3	$106.2	$183.4	$381.9	$1.2	$383.1
(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $13.3 million for the three months ended September 30, 2023 and $8.4 million for the three months ended September 30, 2022.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Nine Months Ended September 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$67.2	$283.2	$19.9	$370.3	$—	$370.3
Historical racing(a)	549.3	—	20.5	569.8	—	569.8
Racing event-related services	141.0	—	4.8	145.8	—	145.8
Gaming(a)	8.2	10.9	615.4	634.5	—	634.5
Other(a)	53.2	46.6	79.6	179.4	0.7	180.1
Total	$818.9	$340.7	$740.2	$1,899.8	$0.7	$1,900.5

	Nine Months Ended September 30, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Total
Net revenue from external customers
Pari-mutuel:
Live and simulcast racing	$53.9	$290.9	$22.0	$366.8	$—	$366.8
Historical racing(a)	230.7	—	4.8	235.5	—	235.5
Racing event-related services	125.4	—	0.7	126.1	—	126.1
Gaming(a)	0.9	21.8	469.6	492.3	—	492.3
Other(a)	28.3	30.6	47.9	106.8	2.2	109.0
Total	$439.2	$343.3	$545.0	$1,327.5	$2.2	$1,329.7

(a)Food and beverage, hotel, and other services furnished to customers for free as an inducement to wager or through the redemption of our customers' loyalty points are recorded at the estimated standalone selling prices in other revenue with a corresponding offset recorded as a reduction in historical racing pari-mutuel revenue for HRMs or gaming revenue for our casino properties. These amounts were $37.8 million for the nine months ended September 30, 2023 and $23.2 million for the nine months ended September 30, 2022.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

Adjusted EBITDA by segment is comprised of the following:

	Three Months Ended September 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$225.5	$112.4	$244.9	$582.8	$0.2	$(10.5)	$572.5

Taxes and purses	(62.0)	(5.8)	(81.4)	(149.2)	—	—	(149.2)
Marketing and advertising	(7.6)	(1.3)	(8.9)	(17.8)	(0.1)	—	(17.9)
Salaries and benefits	(27.9)	(7.0)	(35.2)	(70.1)	—	—	(70.1)
Content expense	(1.6)	(49.4)	(2.4)	(53.4)	—	7.3	(46.1)
Selling, general and administrative expense	(7.4)	(3.0)	(9.9)	(20.3)	(19.0)	0.4	(38.9)
Other operating expense	(39.0)	(12.0)	(32.1)	(83.1)	—	2.8	(80.3)
Other income	0.9	—	47.3	48.2	—	—	48.2
Adjusted EBITDA	$80.9	$33.9	$122.3	$237.1	$(18.9)	$—	$218.2

	Three Months Ended September 30, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other(a)	Eliminations	Total
Revenue	$102.4	$107.4	$185.9	$395.7	$0.1	$(13.8)	$382.0

Taxes and purses	(31.6)	(6.6)	(70.6)	(108.8)	—	—	(108.8)
Marketing and advertising	(3.6)	(1.3)	(4.1)	(9.0)	(0.2)	—	(9.2)
Salaries and benefits	(13.3)	(6.3)	(24.6)	(44.2)	0.1	—	(44.1)
Content expense	(0.6)	(49.3)	(2.7)	(52.6)	—	13.4	(39.2)
Selling, general and administrative expense	(3.4)	(2.7)	(7.1)	(13.2)	(13.9)	1.1	(26.0)
Other operating expense	(15.6)	(10.1)	(21.7)	(47.4)	(0.2)	(0.7)	(48.3)
Other income	0.2	—	56.5	56.7	0.1	—	56.8
Adjusted EBITDA	$34.5	$31.1	$111.6	$177.2	$(14.0)	$—	$163.2

(a)The revenue and expenses associated with the Adjusted EBITDA for All Other excludes the results of Arlington.

Adjusted EBITDA by segment is comprised of the following:

	Nine Months Ended September 30, 2023
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other	Eliminations	Total
Revenue	$849.3	$347.8	$744.4	$1,941.5	$0.7	$(41.7)	$1,900.5
	—	—	—		—	—
Taxes and purses	(203.9)	(17.8)	(246.7)	(468.4)	—	—	(468.4)
Marketing and advertising	(27.9)	(8.0)	(26.5)	(62.4)	(0.2)	0.3	(62.3)
Salaries and benefits	(80.0)	(20.7)	(109.2)	(209.9)	—	—	(209.9)
Content expense	(5.1)	(161.1)	(6.9)	(173.1)	—	37.7	(135.4)
Selling, general and administrative expense	(23.4)	(8.1)	(32.4)	(63.9)	(54.1)	0.9	(117.1)
Other operating expense	(123.6)	(36.0)	(92.1)	(251.7)	(0.5)	2.8	(249.4)
Other income	1.1	1.1	144.6	146.8	—	—	146.8
Adjusted EBITDA	$386.5	$97.2	$375.2	$858.9	$(54.1)	$—	$804.8

	Nine Months Ended September 30, 2022
(in millions)	Live and Historical Racing	TwinSpires	Gaming	Total Segments	All Other(a)	Eliminations	Total
Revenue	$465.5	$347.3	$549.6	$1,362.4	$0.4	$(34.9)	$1,327.9

Taxes and purses	(118.0)	(21.3)	(206.1)	(345.4)	—	—	(345.4)
Marketing and advertising	(12.9)	(11.4)	(11.3)	(35.6)	(0.2)	—	(35.8)
Salaries and benefits	(43.1)	(19.9)	(72.0)	(135.0)	—	—	(135.0)
Content expense	(2.2)	(160.5)	(6.4)	(169.1)	—	33.7	(135.4)
Selling, general and administrative expense	(9.7)	(7.9)	(20.4)	(38.0)	(41.9)	1.1	(78.8)
Other operating expense	(53.6)	(37.2)	(63.9)	(154.7)	(0.4)	0.1	(155.0)
Other income	0.3	—	140.0	140.3	0.1	—	140.4
Adjusted EBITDA	$226.3	$89.1	$309.5	$624.9	$(42.0)	$—	$582.9

(a)The revenue and expenses associated with the Adjusted EBITDA for All Other excludes the results of Arlington.

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Reconciliation of Comprehensive Income to Adjusted EBITDA:
Net income and comprehensive income	$61.0	$57.0	$359.7	$438.4

Additions:
Depreciation and amortization	42.1	27.5	121.8	78.7
Interest expense, net	67.9	36.2	197.8	92.6
Income tax provision	20.8	16.4	130.2	173.5
EBITDA	$191.8	$137.1	$809.5	$783.2

Adjustments to EBITDA:
Stock-based compensation expense	$8.1	$9.1	$24.8	$23.5
Legal reserves	—	—	—	3.2
Pre-opening expense	5.0	4.2	11.4	8.9
Arlington exit costs	0.1	1.4	9.4	5.7
Other expenses, net	0.7	—	7.6	—
Transaction expense, net	1.5	1.2	1.8	7.4
Asset impairments	—	—	24.5	4.9
Other income, expense:
Interest, depreciation and amortization expense related to equity investments	10.1	10.1	29.8	31.7
Changes in fair value of Rivers Des Plaines' interest rate swaps	—	—	—	(12.6)
Rivers Des Plaines' legal reserves and transaction costs	—	0.1	—	0.6
Other charges and recoveries, net	0.9	—	—	1.0
Gain on sale of assets	—	—	(114.0)	(274.6)
Total adjustments to EBITDA	26.4	26.1	(4.7)	(200.3)
Adjusted EBITDA	$218.2	$163.2	$804.8	$582.9

Adjusted EBITDA by segment:
Live and Historical Racing	$80.9	$34.5	$386.5	$226.3
TwinSpires	33.9	31.1	97.2	89.1
Gaming	122.3	111.6	375.2	309.5
Total segment Adjusted EBITDA	237.1	177.2	858.9	624.9
All Other	(18.9)	(14.0)	(54.1)	(42.0)
Total Adjusted EBITDA	$218.2	$163.2	$804.8	$582.9

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL JOINT VENTURE FINANCIAL STATEMENTS
(Unaudited)
Summarized financial information for our equity investments is comprised of the following:

	Summarized Income Statement
	Three Months Ended September 30,		Nine Months Ended September 30,
(in millions)	2023	2022	2023	2022
Net revenue	$208.9	$221.5	$648.2	$613.3

Operating and SG&A expense	135.1	131.5	407.3	380.4
Depreciation and amortization	5.9	5.9	17.5	17.5
Total operating expense	141.0	137.4	424.8	397.9
Operating income	67.9	84.1	223.4	215.4
Interest and other expense, net	(11.1)	(10.6)	(32.7)	(13.8)
Net income	$56.8	$73.5	$190.7	$201.6

	Summarized Balance Sheet
(in millions)	September 30, 2023	December 31, 2022
Assets
Current assets	$127.7	$91.0
Property and equipment, net	340.3	345.7
Other assets, net	268.8	265.0
Total assets	$736.8	$701.7

Liabilities and Members' Deficit
Current liabilities	$120.9	$97.9
Long-term debt	846.8	838.6
Other liabilities	0.3	0.2
Members' deficit	(231.2)	(235.0)
Total liabilities and members' deficit	$736.8	$701.7

CHURCHILL DOWNS INCORPORATED
SUPPLEMENTAL INFORMATION
(Unaudited)
Planned capital projects for the Company are as follows:

(in millions)	Project	Target Completion	Planned Spend

Live and Historical Racing Segment
Churchill Downs Racetrack	Paddock Project	May 2024	$185 - $200
	Jockey Club Suites	May 2024	$14
Derby City Gaming Downtown	Property Build Out	December 2023	$90
Dumfries HRM Project (Northern Virginia)	Property Build Out	Late Second Quarter 2024	$400
Eastern Daviess County HRM Project (Owensboro, Kentucky)	Property Build Out	First Quarter 2025	$100-$110
New Hampshire HRM Facility	Property Build Out	TBD	TBD

Gaming Segment
Terre Haute Casino Resort	Property Build Out	Second Quarter 2024	Up to $290